Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Selective Insurance Group, Inc.:

We consent to incorporation by reference in the registration statements (No.'s 333-10477, 333-97799, 333-37501 and 333-10465) on Form S-8, and the registration statements (No.'s 2-80881, 33-30833, 333-101489 and 333-110576) on Form S-3 of Selective Insurance Group, Inc. of our reports dated March 2, 2005, with respect to the consolidated balance sheets of Selective Insurance Group, Inc. and its subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Selective Insurance Group, Inc. and its subsidiaries.

/s/  KPMG LLP

New York, New York

March 2, 2005